Exhibit 10.2

GUARANTY

This Guaranty is made by Ameren Corporation, a Missouri corporation, (the “Guarantor”), in favor of Ameren Energy Generating Company (“GENCO”).

WHEREAS, GENCO has entered into a Put Option Agreement dated March 28, 2012 (the “Put Agreement”), and may enter into an Asset Purchase Agreement (“Purchase Agreement”) at a future date as provided in the Put Agreement with Guarantor’s indirect subsidiary, AmerenEnergy Resources Generating Company, an Illinois corporation, (“AERG”) (hereinafter the Put Agreement and Purchase Agreement are individually and collectively referred to as “Agreements”);

WHEREAS, as a condition of such Agreements, Guarantor is entering into this Guaranty; and

WHEREAS, Guarantor, as the indirect parent corporation of AERG and by virtue of its interest in and relationship with AERG, deems it to be in Guarantor’s best interest, based on sound business judgment, in that valuable benefits will be derived by Guarantor by virtue of the Agreements, to execute and deliver this Guaranty to GENCO.

NOW, THEREFORE, in order to satisfy the aforesaid condition of the Agreements, and further, in order for Guarantor to obtain the benefits resulting from GENCO’s performance pursuant to the Agreements, Guarantor desires to enter into this Guaranty and hereby agrees as follows:

1.	Guaranty. Guarantor hereby guarantees, subject to the limitations set forth in paragraphs 4 and 9 below, the prompt payment when due of all sums hereafter owed by AERG to GENCO under the terms of the Agreements (such obligations are herein referred to as the “Agreement Obligations”).

2.	Amendments. No amendment of this Guaranty shall be effective unless signed by Guarantor and GENCO. No waiver by GENCO of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by GENCO, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.	Addresses for Notices. All notices and other communications provided for hereunder shall, unless otherwise specifically provided elsewhere herein, (i) be in writing and shall be addressed to the parties at their respective addresses set forth below or at such other addresses as shall be designated in a written notice to the other party, and (ii) when mailed, be effective five (5) business days after being deposited in the U.S. mail, registered or certified, return receipt requested, postage prepaid, or, in the case of personal delivery, when delivered at the following addresses:

if to the Guarantor:	Ameren Corporation
Attn: Treasurer
1901 Chouteau Ave., MC 1030
St. Louis, MO 63103

if to AERG:	AmerenEnergy Resources Generating Company
c/o Ameren Services Company
Attn: Director of Credit
1901 Chouteau Ave., MC 960
St. Louis, MO 63103

if to GENCO:	Ameren Energy Generating Company
c/o Ameren Services Company
Attn: Director of Credit
1901 Chouteau Ave., MC 960
St. Louis, MO 63103

4.	Non-waiver of Claim or Defense Under the Agreement. Nothing contained herein shall constitute a waiver, discharge or release of any claim or defense, whether it or they be at law, equity or otherwise, that the Guarantor or AERG has, or at any other time hereafter, will have against GENCO with respect to, or relating in any way, to (i) GENCO’s performance under the Agreements or (ii) Guarantor’s or AERG’s obligation to pay the Agreement Obligations. In the event and for the duration that Guarantor assumes the Agreement Obligations, Guarantor shall be entitled to and enjoy all the rights, defenses and benefits to which AERG is entitled or may become entitled under the Agreements.

5.	Release of Guarantor. Upon the satisfaction by the Guarantor or AERG of all Agreement Obligations for the benefit of GENCO, Guarantor shall be released from any and all future claims and rights of GENCO against AERG with the exception of any payment rescinded and returned by GENCO relative to a proceeding set forth in paragraph 7 (a) below.

6.	Subrogation. Guarantor shall be subrogated to all rights of GENCO against AERG upon payment or satisfaction of all Agreement Obligations owing to GENCO.

7.	Effect of Certain Events. Guarantor agrees that Guarantor’s liability hereunder will not be released, reduced or impaired by the occurrence of any one or more of the following events:

(a)	the insolvency, bankruptcy, reorganization, release, receivership or discharge of AERG; or

(b)	the renewal, consolidation, extension, modification or amendment from time to time of the Agreements.

8.	Waiver. Guarantor hereby waives notice of acceptance of this Guaranty, creation or change of the amount of the Agreement Obligations, dishonor, nonpayment, protest and presentment.

9.	Term. This Guaranty shall remain in full force and effect until the Agreements are terminated and no Agreement Obligations of AERG remain.

10.	Successors and Assigns. This Guaranty shall inure to the benefit of GENCO, its successors and assigns. The Guarantor may assign its obligations under this Guaranty only with the prior written consent of GENCO.

11.	Governing Law and Jurisdiction. THE VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK UNLESS OTHERWISE PROVIDED HEREIN. The state courts located in St. Louis County, Missouri or the U.S. District Court, Eastern District of Missouri, Eastern Division, shall be the exclusive jurisdiction for any lawsuit arising under this Guaranty. If these courts refuse to accept jurisdiction unless the law governing this Guaranty is the State of Missouri, the governing law will be of that state and not the State of New York.

12.	Headings. The headings used herein are for purposes of convenience only and shall not be used in construing the provisions hereof.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer effective as of this 28th day of March, 2012.

GUARANTOR

AMEREN CORPORATION

By:	/s/ Jerre E. Birdsong
Name:	Jerre E. Birdsong
Title:	Vice President & Treasurer

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